SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 10, 1998


                       Commission File Number: 000-21659


                                   EDnet, INC.
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             (Exact name of registrant as specified in its charter)


           Colorado                                     84-1273795
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization )


                One Union Street, San Francisco, California 94111
               ---------------------------------------------------
               Address of principal executive offices and zip code


                                 (415) 274-8800
               --------------------------------------------------
               Registrant's telephone number, including area code













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Item 1  Changes in Control of Registrant.

                  On July 10, 1998, EDnet, Inc., ("EDnet") executed a securities purchase agreement (the "Agreement") with Visual Data Corporation ("VDC") of Pompano Beach, Florida, a corporation organized under the laws of the state of Florida, which Agreement provided for the issuance of eight million five hundred sixty-three thousand four hundred seventeen (8,563,417) shares of its Common Stock (the "Shares") at a price of $0.1635 per share. The Agreement, which contains conditions precedent to closing, including but not limited to, delivery of an opinion and no change in representations and warranties, is expected to close no later than July 27, 1998.

                  As consideration for the Shares, VDC is paying the purchase price to EDnet for the Shares by (i) payment of $698,004.32 immediately available funds; (ii) issuance to EDnet of five year warrants to purchase 50,000 shares of VDC's restricted common stock, valued at $2.74 per warrant; (iii) issuance to EDnet of 75,000 shares of restricted common stock of VDC, valued at $3.75 per share; and (iv) issuance to EDnet of a secured promissory note in the aggregate principal amount of $283,745.68. The promissory note is secured by a second mortgage on the real property occupied by VDC at 1291 SW 29th Avenue, Pompano Beach, FL 33069.

                  EDnet also has granted to VDC options to acquire, at the exercise price of $0.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other outstanding convertible securities (the "Outstanding Options") of EDnet. VDC's rights to effect such exercise accrue on the date of exercise of the corresponding Outstanding Options and expire upon the first anniversary of the exercise date of such Outstanding Options. Pursuant to the Options, and subject to the exercise of the Outstanding Options, VDC has the right to purchase up to an aggregate of 6,542,722 shares of EDnet's common stock.

                  EDnet will appoint four individuals designated by VDC to the EDnet Board of Directors. Information concerning the individuals to be appointed to the EDnet Board of Directors is submitted in the Notice To Shareholders Pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, attached hereto as the sole Exhibit hereto and filed with the Commission concurrently herewith.










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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                             EDnet, INC.

July 22, 1998                                           By:  /s/Tom Kobayashi
                                                             ----------------
                                                             Tom Kobayashi
                                                             CEO










































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